Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. REPORTS IMPROVED 2013 THIRD QUARTER RESULTS

NEW YORK, NY, October 31, 2013 - Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the third quarter ended September 30, 2013. Operating EBITDA* increased in the third quarter of 2013 to €24.8 million ($32.9 million) from €22.3 million ($27.9 million) in the third quarter of 2012 and €14.0 million ($18.3 million) in the second quarter of 2013. Current quarter Operating EBITDA includes €2.9 million of severance and personnel costs associated with our Celgar mill workforce reduction.

For the third quarter of 2013, our net loss declined to €2.2 million ($2.9 million), or €0.04 ($0.05) per share, from a net loss of €9.7 million ($12.1 million), or €0.17 ($0.21) per share, in the third quarter of 2012 and a net loss of €9.9 million ($12.9 million), or €0.18 ($0.24) per share, for the second quarter of 2013.

Summary Financial Highlights

	Q3	Q2	Q3	YTD	YTD
	2013	2013	2012	2013	2012
	(in millions, except per share amounts)
Pulp revenues	€186.1	€193.7	€205.1	€559.9	€590.6
Energy and chemical revenues	17.0	16.5	18.2	51.7	55.1
Operating income (loss)	10.1	(0.8)	7.2	18.8	41.8
Operating EBITDA	24.8	14.0	22.3	63.1	85.7
Gain (loss) on derivative instruments	2.0	5.3	(0.9)	12.1	1.3
Income tax provision	(0.9)	(0.6)	(1.9)	(2.4)	(4.9)
Net loss (1)	(2.2)	(9.9)	(9.7)	(12.6)	(7.0)
Net loss per share(1)(2)	€(0.04)	€(0.18)	€(0.17)	€(0.23)	€(0.13)
Common shares outstanding at period end	55.9	55.9	55.8	55.9	55.8

(1) Attributable to common shareholders.
(2) Per basic and diluted share.
Summary Operating Highlights

	Q3	Q2	Q3	YTD	YTD
	2013	2013	2012	2013	2012
Pulp production (‘000 ADMTs)	369.0	349.5	373.4	1,079.7	1,118.8
Scheduled production downtime (‘000 ADMTs)	9.4	16.0	10.2	25.4	32.8
Pulp sales (‘000 ADMTs)	356.6	368.3	404.3	1,081.6	1,138.3
Average NBSK pulp list price in Europe ($/ADMT)(1)	867	857	777	852	817
Average NBSK pulp list price in Europe (€/ADMT)	654	656	620	646	637
Average pulp sales realizations (€/ADMT)(2)	515	520	501	511	512

(1)	Source: RISI pricing report.
(2)	Sales realizations after discounts. Incorporates the effect of pulp price variations occurring between the order and shipment dates.

*	Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See page 12 of the financial tables included in this press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

	Q3	Q2	Q3	YTD	YTD
	2013	2013	2012	2013	2012
Energy production (‘000 MWh)	444.2	405.8	436.5	1,274.4	1,298.2
Energy sales (‘000 MWh)	185.4	167.5	181.3	526.6	546.4
Average Spot Currency Exchange Rates:
€ / $(3)	0.7547	0.7655	0.7999	0.7594	0.7807
C$ / $(3)	1.0385	1.0230	0.9954	1.0236	1.0022
C$ / €(4)	1.3762	1.3374	1.2452	1.3485	1.2847

(3)	Average Federal Reserve Bank of New York noon spot rate over the reporting period.
(4)	Average Bank of Canada noon spot rate over the reporting period.

President’s Comments

Mr. Jimmy S.H. Lee, President and Chairman, stated: “In the current quarter, Operating EBITDA improved to €24.8 million from €14.0 million in the prior quarter which included costs and production losses associated with our Celgar mill’s shutdown. Our results in the current quarter reflect generally stable pulp prices, severance and personnel costs associated with the Celgar workforce reduction, a strong Euro versus the U.S. dollar and continued high fiber costs in Germany.”

Mr. Lee added: “At the end of the third quarter of 2013, list prices in Europe were approximately $880 per ADMT and in North America and China were approximately $945 and $695 per ADMT, respectively. A $20 per ADMT price increase in all markets was announced in late September and a further $20 per ADMT price increase has been announced in October 2013. We expect demand and pricing to have an upward trend in the fourth quarter of 2013 due to rising Asian demand, the closure of the Tofte mill in Norway and current NBSK inventory levels being slightly under-balanced at 27 days.”

Mr. Lee continued: “In the current quarter, pulp production was approximately 19,500 ADMTs higher and energy production and sales were also approximately 38,400 MWh and 17,900 MWh higher, respectively, than the second quarter. Our Rosenthal mill completed its annual maintenance shutdown essentially on time and budget and our Stendal mill is scheduled to shut down for its annual maintenance in the fourth quarter.”

Mr. Lee continued: “Fiber costs at our German mills remained at high levels during the third quarter of 2013 due to continuing strong demand from European pellet and board producers. High fiber costs in Germany were partially offset by continuing price decreases in Canada due to strong sawmill activity. Going forward this year, we currently expect fiber costs in Germany to increase slightly and to remain largely unchanged in Canada.”

Mr. Lee added: “In the current quarter, we incurred pre-tax charges of approximately €2.9 million for severance and other personnel related expenses in connection with the Celgar mill workforce reduction. We currently estimate incurring additional pre-tax severance and personnel charges of approximately €1.5 million to €3.0 million in connection therewith in the fourth quarter of 2013 as additional personnel leave the workforce. We expect that our Celgar mill will realize approximately €6.0 million to €7.5 million in annual pre-tax cost savings once the workforce restructuring has been fully implemented, with approximately 80% of such annual cost savings being realized in 2014.”

Mr. Lee continued: “Project Blue Mill at our Stendal mill, designed to increase its annual energy production by 109,000 MWh and annual pulp production by 30,000 ADMTs, is expected to be finalized in mid-November 2013. In the meantime, we are pleased to report that the project’s new turbine is ramping up energy production and that electricity is currently being sold.”

Mr. Lee added: “Our Stendal mill successfully amended its senior project finance credit facility and its amortizing term facility in respect of Project Blue Mill to provide it with greater flexibility going forward. In connection therewith, we contributed $20.0 million to the capital of Stendal and increased our equity ownership in Stendal to 83.0% from 74.9%.”

Mr. Lee concluded: “We intend to change our reporting currency from Euros to the U.S. dollar for our public reporting commencing with the fourth quarter this year. We believe the use of U.S. dollar reporting will enhance communication and understanding with shareholders, analysts and other stakeholders and improve comparability of our financial information with other competitors and peer group companies.”

Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012

Total revenues for the three months ended September 30, 2013 decreased by approximately 9% to €203.1 million from €223.3 million in the same period in 2012, due to lower pulp revenues and marginally lower energy and chemical revenues. Pulp revenues for the three months ended September 30, 2013 decreased to €186.1 million from €205.1 million in the comparative quarter of 2012, primarily due to lower sales volumes and the impact of a weaker U.S. dollar relative to the Euro, partially offset by a higher realized price.

Energy and chemical revenues decreased by approximately 7% to €17.0 million in the third quarter of 2013 from €18.2 million in the same quarter last year, primarily as a result of lower prices.

Pulp production decreased by approximately 1% to 369,011 ADMTs in the current quarter from 373,369 ADMTs in the same quarter of 2012. We took 10 days (approximately 9,400 ADMTs) of scheduled maintenance downtime at our Rosenthal mill in the third quarter of 2013, compared to seven days (approximately 10,200 ADMTs) of scheduled maintenance downtime at our Celgar mill in the third quarter of 2012.

Pulp sales volumes decreased by approximately 12% to 356,619 ADMTs in the current quarter from 404,301 ADMTs in the comparative quarter, primarily due to lower sales to China, compared to exceedingly high sales to China in the comparative quarter of 2012.

Average pulp sales realizations marginally increased by approximately 3% to €515 per ADMT from approximately €501 per ADMT in the same quarter last year, primarily due to higher average NBSK list prices, partially offset by a weaker U.S. dollar relative to the Euro.

Costs and expenses in the third quarter of 2013 decreased by approximately 11% to €193.0 million from €216.1 million in the comparative period of 2012, primarily due to lower sales volumes and the reversal of certain wastewater fee accruals at our Rosenthal mill.

On average, our overall per unit fiber costs in the current quarter increased by approximately 7% from the same period in 2012 as higher fiber costs in Germany were only partially offset by lower fiber costs in Canada.

Selling, general and administrative expenses were €9.4 million in the third quarter of 2013, compared to €10.0 million in the third quarter of 2012.

For the third quarter of 2013, our operating income increased to €10.1 million from €7.2 million in the comparative quarter of 2012, primarily due to higher pulp sales realizations.

Interest expense in the third quarter of 2013 decreased to €13.0 million from €14.1 million in the comparative quarter of 2012, primarily due to lower debt levels associated with the Stendal mill in the third quarter of 2013.

We recorded a net derivative gain of €2.0 million, which includes an approximately €1.0 million loss related to fixed price pulp swap contracts entered into in the fourth quarter of 2012 and an unrealized gain of approximately €3.0 million on the mark to market adjustment of our Stendal mill’s interest rate derivative, compared to a net derivative loss of €0.9 million in the same quarter of last year.

The noncontrolling shareholder’s interest in the Stendal mill’s net income in the third quarter of 2013 was €0.5 million, compared to €0.6 million in the same quarter last year.

In the third quarter of 2013, Operating EBITDA increased to €24.8 million from €22.3 million in the third quarter of 2012. Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for our results as reported under GAAP. See page 12 of the financial tables included in the press release for a reconciliation of net loss attributable to common shareholders to Operating EBITDA.

We reported a net loss attributable to common shareholders of €2.2 million, or €0.04 per basic and diluted share, for the third quarter of 2013, which included a net non-cash unrealized gain of €2.4 million on the fixed price pulp swaps and Stendal interest rate derivative. In the third quarter of 2012, the net loss attributable to common shareholders was €9.7 million, or €0.17 per basic and diluted share, which included a total non-cash unrealized loss of €1.3 million on the Stendal interest rate derivative and fixed price pulp swaps.

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

Total revenues for the nine months ended September 30, 2013 decreased by approximately 5% to €611.5 million from €645.7 million in the same period in 2012, due to both lower pulp and energy and chemical revenues. Pulp revenues for the nine months ended September 30, 2013 decreased to €559.9 million from €590.6 million in the comparative period of 2012, primarily due to lower pulp sales volumes and a weaker U.S. dollar relative to the Euro.

Energy and chemical revenues decreased by approximately 6% to €51.7 million in the nine months ended September 30, 2013 from €55.1 million in the same period last year, primarily as a result of lower pulp production and lower prices.

Pulp production decreased by approximately 3% to 1,079,677 ADMTs in the nine months ended September 30, 2013 from 1,118,758 ADMTs in the same period of 2012, primarily due to lower pulp production at our Celgar mill. In the prior quarter, the Celgar mill took its annual maintenance shutdown. As a result of weather, equipment and execution issues, the shutdown was four days longer and the startup was slower than budgeted, which resulted in a loss of approximately 30,300 ADMTs of NBSK pulp production.

Pulp sales volumes decreased by approximately 5% to 1,081,564 ADMTs in the nine months ended September 30, 2013 from 1,138,304 ADMTs in the comparative period of 2012, primarily due to lower sales to China and the United States.

Costs and expenses in the nine months ended September 30, 2013 decreased by approximately 2% to €592.8 million from €603.9 million in the comparative period of 2012, primarily due to lower sales volumes and the reversal of certain wastewater fee accruals at our Rosenthal mill.

On average, our per unit fiber costs in the nine months ended September 30, 2013 increased by approximately 4% over the comparative period of 2012, as higher fiber costs in Germany were only partially offset by lower fiber costs in Canada.

For the nine months ended September 30, 2013, operating income decreased to €18.8 million from €41.8 million in the comparative period of 2012, primarily due to the combined effect of higher fiber costs, the impact of a weaker U.S. dollar relative to the Euro and the Celgar mill’s maintenance shutdown.

Interest expense in the nine months ended September 30, 2013 decreased to €39.3 million from €42.1 million in the comparative period of 2012, primarily due to lower debt levels associated with the Stendal mill.

We recorded a net derivative gain of €12.1 million, which includes a €1.8 million loss related to fixed price pulp swap contracts entered into in the fourth quarter of 2012 and an unrealized gain of approximately €13.9 million on the mark to market adjustment of our Stendal mill’s interest rate derivative, compared to a net derivative gain of €1.3 million in the same period of last year.

In the nine months ended September 30, 2013, Operating EBITDA decreased to €63.1 million from €85.7 million in the nine months ended September 30, 2012.(1)

We reported a net loss attributable to common shareholders of €12.6 million, or €0.23 per basic and diluted share, for the nine months ended September 30, 2013, which included a net non-cash unrealized gain of €12.8 million on the fixed price pulp swaps and Stendal interest rate derivative, partially offset by a negative impact of approximately €11.0 million related to the Celgar maintenance shutdown. In the nine months ended September 30, 2012, the net loss attributable to common shareholders was €7.0 million, or €0.13 per basic and diluted share, which included a net non-cash unrealized gain of €0.8 million on the fixed price pulp swaps and Stendal interest rate derivative.

(1)	See page 12 of the financial tables included in the press release for limitations on the use of Operating EBITDA as an analytical tool and a reconciliation of net income (loss) to Operating EBITDA.

Liquidity and Capital Resources

The following table is a summary of selected financial information as at the dates indicated:

	As at September 30,	As at December 31,
	2013	2012
	(in thousands)
Financial Position
Cash and cash equivalents	€134,168	€104,239
Working capital	222,981	208,573
Total assets	1,176,484	1,183,603
Long-term liabilities	766,087	768,253
Total equity	262,673	278,925

As at September 30, 2013, we had approximately €28.3 million and C$21.4 million available under our Rosenthal and Celgar revolving credit facilities, respectively.

In July 2013, we issued an additional $50.0 million of 2017 9.5% Senior Notes at a price of 104.5%.

On September 30, 2013, we completed an amendment to the Stendal mill’s senior project finance credit facility and its amortizing term facility in respect of Project Blue Mill to provide the mill greater financial flexibility.

Restricted Group

The following table is a summary of selected financial information for the Restricted Group (which, under the indenture for our 2017 9.5% Senior Notes, is comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills) as at the dates indicated:

	As at September 30,	As at December 31,
	2013	2012
	(in thousands)
Financial Position
Cash and cash equivalents	€75,075	€36,714
Working capital	153,421	132,130
Total assets	651,112	644,119
Long-term liabilities	298,214	260,185
Total equity	299,722	335,353

Earnings Release Call

In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Friday, November 1, 2013 at 10:00 AM (Eastern Daylight Time). Listeners can access the conference call live over the Internet at http://www.media-server.com/m/p/zwwb4a3z. A recording of the completed conference call can be accessed through December 1, 2013 through a link on the Company’s home page at http://www.mercerint.com, or by dialing (855) 859-2056 and entering Conference ID 79074350. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software.

Mercer International Inc. is a global pulp manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Chairman, CEO & President

(604) 684-1099

David M. Gandossi

Executive Vice-President,

Chief Financial Officer & Secretary

(604) 684-1099

-FINANCIAL TABLES FOLLOW-

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of Euros)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	€134,168	€104,239
Receivables	97,303	110,087
Inventories	122,604	118,300
Prepaid expenses and other	12,395	7,907
Deferred income tax	4,235	4,465

Total current assets	370,705	344,998

Long-term assets
Property, plant and equipment	777,415	808,878
Deferred note issuance and other	14,138	12,162
Deferred income tax	14,226	17,565

	805,779	838,605

Total assets	€1,176,484	€1,183,603

LIABILITIES
Current liabilities
Accounts payable and other	€103,155	€89,950
Pension and other post-retirement benefit obligations	767	813
Debt	43,802	45,662

Total current liabilities	147,724	136,425

Long-term liabilities
Debt	676,447	665,741
Unrealized interest rate derivative losses	36,759	50,678
Pension and other post-retirement benefit obligations	30,737	32,141
Capital leases and other	14,505	13,936
Deferred income tax	7,639	5,757

	766,087	768,253

Total liabilities	913,811	904,678

EQUITY
Shareholders’ equity
Share capital	248,923	248,371
Paid-in capital	(10,425)	(3,547)
Retained earnings	13,244	25,800
Accumulated other comprehensive income	18,630	25,181

Total shareholders’ equity	270,372	295,805

Noncontrolling interest (deficit)	(7,699)	(16,880)

Total equity	262,673	278,925

Total liabilities and equity	€1,176,484	€1,183,603

(1)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands of Euros, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Pulp	€186,100	€205,122	€559,879	€590,597
Energy and chemicals	17,021	18,153	51,660	55,098

	203,121	223,275	611,539	645,695
Costs and expenses
Operating costs	166,054	191,083	518,032	531,470
Operating depreciation and amortization	14,632	14,972	44,107	43,784

	22,435	17,220	49,400	70,441
Selling, general and administrative expenses	9,437	10,006	27,695	28,688
Restructuring expenses	2,926	—	2,926	—

Operating income (loss)	10,072	7,214	18,779	41,753

Other income (expense)
Interest expense	(13,018)	(14,084)	(39,305)	(42,080)
Gain (loss) on derivative instruments	1,978	(883)	12,091	1,336
Other income (expense)	172	517	108	(261)

Total other income (expense)	(10,868)	(14,450)	(27,106)	(41,005)

Income (loss) before income taxes	(796)	(7,236)	(8,327)	748
Income tax benefit (provision)
Current	(1,057)	(870)	2,022	(7,207)
Deferred	115	(1,040)	(4,456)	2,300

Net income (loss)	(1,738)	(9,146)	(10,761)	(4,159)
Less: net income attributable to noncontrolling interest	(482)	(566)	(1,795)	(2,865)

Net income (loss) attributable to common shareholders	€(2,220)	€(9,712)	€(12,556)	€(7,024)

Net income (loss) per share attributable to common shareholders
Basic and diluted	€(0.04)	€(0.17)	€(0.23)	€(0.13)

(2)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands of Euros)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from (used in) operating activities
Net income (loss)	€(1,738)	€(9,146)	€(10,761)	€(4,159)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	(2,398)	883	(12,774)	(1,336)
Depreciation and amortization	14,694	15,054	44,298	43,992
Deferred income taxes	(115)	1,040	4,456	(2,300)
Stock compensation expense	621	891	1,194	1,753
Pension and other post-retirement expense, net of funding	124	(73)	457	(128)
Other	461	1,412	2,614	2,278
Changes in working capital
Receivables	(696)	(14,122)	11,349	901
Inventories	(15,248)	5,834	(7,355)	9,276
Accounts payable and accrued expenses	9,061	9,692	18,088	13,146
Other	77	(2,239)	(6,413)	(901)

Net cash from (used in) operating activities	4,843	9,226	45,153	62,522

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(6,991)	(9,152)	(29,368)	(27,455)
Proceeds on sale of property, plant and equipment	233	48	248	387
Proceeds on maturity of marketable securities	—	10,213	—	12,221

Net cash from (used in) investing activities	(6,758)	1,109	(29,120)	(14,847)

Cash flows from (used in) financing activities
Repayment of debt and purchase of notes	(22,174)	(15,544)	(42,719)	(27,254)
Proceeds from issuance of notes and borrowings of debt	39,607	—	56,607	—
Repayment of capital lease obligations	(396)	(508)	(1,497)	(1,567)
Proceeds from (repayment of) credit facilities, net	(12,226)	—	728	—
Payment of note issuance costs	(1,794)	—	(1,794)	(1,621)
Proceeds from government grants	—	778	4,147	3,100

Net cash from (used in) financing activities	3,017	(15,274)	15,472	(27,342)

Effect of exchange rate changes on cash and cash equivalents	(1,367)	221	(1,576)	764

Net increase (decrease) in cash and cash equivalents	(265)	(4,718)	29,929	21,097
Cash and cash equivalents, beginning of period	134,433	130,887	104,239	105,072

Cash and cash equivalents, end of period	€134,168	€126,169	€134,168	€126,169

(3)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands of Euros)

The terms of the indenture governing our 9.5% senior unsecured notes require that we provide the results of operations and financial condition of Mercer International Inc. and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. As at and during the three and nine months ended September 30, 2013 and 2012, the Restricted Group was comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills. The Restricted Group excludes the Stendal mill.

	September 30, 2013
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€75,075	€59,093	€—	€134,168
Receivables	52,595	44,708	—	97,303
Inventories	68,731	53,873	—	122,604
Prepaid expenses and other	7,977	4,418	—	12,395
Deferred income tax	2,219	2,016	—	4,235

Total current assets	206,597	164,108	—	370,705
Long-term assets
Property, plant and equipment	318,865	458,550	—	777,415
Deferred note issuance and other	7,525	6,613	—	14,138
Deferred income tax	8,726	5,500	—	14,226
Due from unrestricted group	109,399	—	(109,399)	—

Total assets	€651,112	€634,771	€(109,399)	€1,176,484

LIABILITIES
Current liabilities
Accounts payable and other	€51,865	€51,290	€—	€103,155
Pension and other post-retirement benefit obligations	767	—	—	767
Debt	544	43,258	—	43,802

Total current liabilities	53,176	94,548	—	147,724
Long-term liabilities
Debt	253,671	422,776	—	676,447
Due to restricted group	—	109,399	(109,399)	—
Unrealized interest rate derivative losses	—	36,759	—	36,759
Pension and other post-retirement benefit obligations	30,737	—	—	30,737
Capital leases and other	6,167	8,338	—	14,505
Deferred income tax	7,639	—	—	7,639

Total liabilities	351,390	671,820	(109,399)	913,811

EQUITY
Total shareholders’ equity (deficit)	299,722	(29,350)	—	270,372
Noncontrolling interest (deficit)	—	(7,699)	—	(7,699)

Total liabilities and equity	€651,112	€634,771	€(109,399)	€1,176,484

(4)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands of Euros)

	December 31, 2012
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€36,714	€67,525	€—	€104,239
Receivables	61,212	48,875	—	110,087
Inventories	74,786	43,514	—	118,300
Prepaid expenses and other	5,811	2,096	—	7,907
Deferred income tax	2,188	2,277	—	4,465

Total current assets	180,711	164,287	—	344,998
Long-term assets
Property, plant and equipment	345,311	463,567	—	808,878
Deferred note issuance and other	6,607	5,555	—	12,162
Deferred income tax	9,179	8,386	—	17,565
Due from unrestricted group	102,311	—	(102,311)	—

Total assets	€644,119	€641,795	€(102,311)	€1,183,603

LIABILITIES
Current liabilities
Accounts payable and other	€42,106	€47,844	€—	€89,950
Pension and other post-retirement benefit obligations	813	—	—	813
Debt	5,662	40,000	—	45,662

Total current liabilities	48,581	87,844	—	136,425
Long-term liabilities
Debt	216,214	449,527	—	665,741
Due to restricted group	—	102,311	(102,311)	—
Unrealized interest rate derivative losses	—	50,678	—	50,678
Pension and other post-retirement benefit obligations	32,141	—	—	32,141
Capital leases and other	6,073	7,863	—	13,936
Deferred income tax	5,757	—	—	5,757

Total liabilities	308,766	698,223	(102,311)	904,678

EQUITY
Total shareholders’ equity (deficit)	335,353	(39,548)	—	295,805
Noncontrolling interest (deficit)	—	(16,880)	—	(16,880)

Total liabilities and equity	€644,119	€641,795	€(102,311)	€1,183,603

(5)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands of Euros)

	Three Months Ended September 30, 2013
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues
Pulp	€105,794	€80,306	€—	€186,100
Energy and chemicals	5,935	11,086	—	17,021

	111,729	91,392	—	203,121
Operating costs	90,815	75,239	—	166,054
Operating depreciation and amortization	8,130	6,502	—	14,632
Selling, general and administrative expenses	5,608	3,829	—	9,437
Restructuring expenses	2,926	—	—	2,926

	107,479	85,570	—	193,049

Operating income (loss)	4,250	5,822	—	10,072

Other income (expense)
Interest expense	(6,193)	(8,472)	1,647	(13,018)
Gain (loss) on derivative instruments	(1,060)	3,038	—	1,978
Other income (expense)	1,791	28	(1,647)	172

Total other income (expense)	(5,462)	(5,406)	—	(10,868)

Income (loss) before income taxes	(1,212)	416	—	(796)
Income tax benefit (provision)	(1,087)	145	—	(942)

Net income (loss)	(2,299)	561	—	(1,738)
Less: net income attributable to noncontrolling interest	—	(482)	—	(482)

Net income (loss) attributable to common shareholders	€(2,299)	€79	€—	€(2,220)

	Three Months Ended September 30, 2012
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues
Pulp	€112,777	€92,345	€—	€205,122
Energy and chemicals	6,960	11,193	—	18,153

	119,737	103,538	—	223,275
Operating costs	109,815	81,268	—	191,083
Operating depreciation and amortization	8,303	6,669	—	14,972
Selling, general and administrative expenses	6,392	3,614	—	10,006

	124,510	91,551	—	216,061

Operating income (loss)	(4,773)	11,987	—	7,214

Other income (expense)
Interest expense	(6,010)	(9,473)	1,399	(14,084)
Gain (loss) on derivative instruments	353	(1,236)	—	(883)
Other income (expense)	1,665	251	(1,399)	517

Total other income (expense)	(3,992)	(10,458)	—	(14,450)

Income (loss) before income taxes	(8,765)	1,529	—	(7,236)
Income tax benefit (provision)	(1,192)	(718)	—	(1,910)

Net income (loss)	(9,957)	811	—	(9,146)
Less: net income attributable to noncontrolling interest	—	(566)	—	(566)

Net income (loss) attributable to common shareholders	€(9,957)	€245	€—	€(9,712)

(6)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands of Euros)

	Nine Months Ended September 30, 2013
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€311,575	€248,304	€—	€559,879
Energy and chemicals	19,065	32,595	—	51,660

	330,640	280,899	—	611,539
Operating costs	283,896	234,136	—	518,032
Operating depreciation and amortization	24,579	19,528	—	44,107
Selling, general and administrative expenses	16,968	10,727	—	27,695
Restructuring expenses	2,926	—	—	2,926

	328,369	264,391	—	592,760

Operating income (loss)	2,271	16,508	—	18,779

Other income (expense)
Interest expense	(17,939)	(26,309)	4,943	(39,305)
Gain (loss) on derivative instruments	(1,827)	13,918	—	12,091
Other income (expense)	4,946	105	(4,943)	108

Total other income (expense)	(14,820)	(12,286)	—	(27,106)

Income (loss) before income taxes	(12,549)	4,222	—	(8,327)
Income tax benefit (provision)	(2,714)	280	—	(2,434)

Net income (loss)	(15,263)	4,502	—	(10,761)
Less: net income attributable to noncontrolling interest	—	(1,795)	—	(1,795)

Net income (loss) attributable to common shareholders	€(15,263)	€2,707	€—	€(12,556)

	Nine Months Ended September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€326,411	€264,186	€—	€590,597
Energy and chemicals	21,411	33,687	—	55,098

	347,822	297,873	—	645,695
Operating costs	302,913	228,557	—	531,470
Operating depreciation and amortization	23,750	20,034	—	43,784
Selling, general and administrative expenses	18,319	10,369	—	28,688

	344,982	258,960	—	603,942

Operating income (loss)	2,840	38,913	—	41,753

Other income (expense)
Interest expense	(17,754)	(28,449)	4,123	(42,080)
Gain (loss) on derivative instruments	1,972	(636)	—	1,336
Other income (expense)	3,405	457	(4,123)	(261)

Total other income (expense)	(12,377)	(28,628)	—	(41,005)

Income (loss) before income taxes	(9,537)	10,285	—	748
Income tax benefit (provision)	(3,305)	(1,602)	—	(4,907)

Net income (loss)	(12,842)	8,683	—	(4,159)
Less: net income attributable to noncontrolling interest	—	(2,865)	—	(2,865)

Net income (loss) attributable to common shareholders	€(12,842)	€5,818	€—	€(7,024)

(7)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Three Months Ended September 30, 2013
	Restricted	Unrestricted	Consolidated
	Group	Subsidiaries	Group
Cash flows from (used in) operating activities
Net income (loss)	€(2,299)	€561	€(1,738)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	640	(3,038)	(2,398)
Depreciation and amortization	8,192	6,502	14,694
Deferred income taxes	(115)	—	(115)
Stock compensation expense	621	—	621
Pension and other post-retirement expense, net of funding	124	—	124
Other	75	386	461
Changes in working capital
Receivables	(3,350)	2,654	(696)
Inventories	(5,366)	(9,882)	(15,248)
Accounts payable and accrued expenses	2,517	6,544	9,061
Other(1)	(2,659)	2,736	77

Net cash from (used in) operating activities	(1,620)	6,463	4,843

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(2,199)	(4,792)	(6,991)
Acquisition of noncontrolling interest	(14,809)	14,809	—
Proceeds on sale of property, plant and equipment	194	39	233

Net cash from (used in) investing activities	(16,814)	10,056	(6,758)

Cash flows from (used in) financing activities
Repayment of debt	(544)	(21,630)	(22,174)
Proceeds from issuance of notes and borrowings of debt	39,607	—	39,607
Repayment of capital lease obligations	(122)	(274)	(396)
Proceeds from (repayment of) credit facilities, net	(12,226)	—	(12,226)
Payment of note issuance costs	(1,306)	(488)	(1,794)
Proceeds from government grants	—	—	—

Net cash from (used in) financing activities	25,409	(22,392)	3,017

Effect of exchange rate changes on cash and cash equivalents	(1,367)	—	(1,367)

Net increase (decrease) in cash and cash equivalents	5,608	(5,873)	(265)
Cash and cash equivalents, beginning of period	69,467	64,966	134,433

Cash and cash equivalents, end of period	€75,075	€59,093	€134,168

(1)	Includes intercompany related transactions.

(8)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Three Months Ended September 30, 2012
	Restricted	Unrestricted	Consolidated
	Group	Subsidiaries	Group
Cash flows from (used in) operating activities
Net income (loss)	€(9,957)	€811	€(9,146)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	(353)	1,236	883
Depreciation and amortization	8,385	6,669	15,054
Deferred income taxes	1,040	—	1,040
Stock compensation expense	891	—	891
Pension and other post-retirement expense, net of funding	(73)	—	(73)
Other	543	869	1,412
Changes in working capital
Receivables	(6,130)	(7,992)	(14,122)
Inventories	1,693	4,141	5,834
Accounts payable and accrued expenses	9,800	(108)	9,692
Other(1)	(4,225)	1,986	(2,239)

Net cash from (used in) operating activities	1,614	7,612	9,226

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(6,380)	(2,772)	(9,152)
Proceeds on sale of property, plant and equipment	37	11	48
Proceeds on maturity of marketable securities	10,213	—	10,213

Net cash from (used in) investing activities	3,870	(2,761)	1,109

Cash flows from (used in) financing activities
Repayment of debt	(544)	(15,000)	(15,544)
Repayment of capital lease obligations	(234)	(274)	(508)
Proceeds from government grants	—	778	778

Net cash from (used in) financing activities	(778)	(14,496)	(15,274)

Effect of exchange rate changes on cash and cash equivalents	221	—	221

Net increase (decrease) in cash and cash equivalents	4,927	(9,645)	(4,718)
Cash and cash equivalents, beginning of period	50,096	80,791	130,887

Cash and cash equivalents, end of period	€55,023	€71,146	€126,169

(1)	Includes intercompany related transactions.

(9)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Nine Months Ended September 30, 2013
	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss)	€(15,263)	€4,502	€(10,761)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	1,144	(13,918)	(12,774)
Depreciation and amortization	24,770	19,528	44,298
Deferred income taxes	1,309	3,147	4,456
Stock compensation expense	1,194	—	1,194
Pension and other post-retirement expense, net of funding	457	—	457
Other	778	1,836	2,614
Changes in working capital
Receivables	7,174	4,175	11,349
Inventories	3,004	(10,359)	(7,355)
Accounts payable and accrued expenses	11,143	6,945	18,088
Other(1)	(11,299)	4,886	(6,413)

Net cash from (used in) operating activities	24,411	20,742	45,153

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(7,446)	(21,922)	(29,368)
Acquisition of noncontrolling interest	(14,809)	14,809	—
Proceeds on sale of property, plant and equipment	207	41	248

Net cash from (used in) investing activities	(22,048)	(7,072)	(29,120)

Cash flows from (used in) financing activities
Repayment of debt	(1,089)	(41,630)	(42,719)
Proceeds from issuance of notes and borrowings of debt	39,607	17,000	56,607
Repayment of capital lease obligations	(366)	(1,131)	(1,497)
Proceeds from (repayment of) credit facilities, net	728	—	728
Payment of note issuance costs	(1,306)	(488)	(1,794)
Proceeds from government grants	—	4,147	4,147

Net cash from (used in) financing activities	37,574	(22,102)	15,472

Effect of exchange rate changes on cash and cash equivalents	(1,576)	—	(1,576)

Net increase (decrease) in cash and cash equivalents	38,361	(8,432)	29,929
Cash and cash equivalents, beginning of period	36,714	67,525	104,239

Cash and cash equivalents, end of period	€75,075	€59,093	€134,168

(1)	Includes intercompany related transactions.

(10)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Nine Months Ended September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss)	€(12,842)	€8,683	€(4,159)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	(1,972)	636	(1,336)
Depreciation and amortization	23,958	20,034	43,992
Deferred income taxes	2,956	(5,256)	(2,300)
Stock compensation expense	1,753	—	1,753
Pension and other post-retirement expense, net of funding	(128)	—	(128)
Other	66	2,212	2,278
Changes in working capital
Receivables	(407)	1,308	901
Inventories	3,946	5,330	9,276
Accounts payable and accrued expenses	12,180	966	13,146
Other(1)	(12,213)	11,312	(901)

Net cash from (used in) operating activities	17,297	45,225	62,522

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(19,413)	(8,042)	(27,455)
Proceeds on sale of property, plant and equipment	274	113	387
Proceeds on maturity of marketable securities	12,221	—	12,221

Net cash from (used in) investing activities	(6,918)	(7,929)	(14,847)

Cash flows from (used in) financing activities
Repayment of debt and purchase of notes	(2,671)	(24,583)	(27,254)
Repayment of capital lease obligations	(600)	(967)	(1,567)
Payment of note issuance costs	—	(1,621)	(1,621)
Proceeds from government grants	2,322	778	3,100

Net cash from (used in) financing activities	(949)	(26,393)	(27,342)

Effect of exchange rate changes on cash and cash equivalents	764	—	764

Net increase (decrease) in cash and cash equivalents	10,194	10,903	21,097
Cash and cash equivalents, beginning of period	44,829	60,243	105,072

Cash and cash equivalents, end of period	€55,023	€71,146	€126,169

(1)	Includes intercompany related transactions.

(11)

MERCER INTERNATIONAL INC.

COMPUTATION OF OPERATING EBITDA

(Unaudited)

Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income (loss) as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. The following tables set forth the net income (loss) attributable to common shareholders to Operating EBITDA for both the consolidated group and our Restricted Group:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net loss attributable to common shareholders	€(2,220)	€(9,712)	€(12,556)	€(7,024)
Net income attributable to noncontrolling interest	482	566	1,795	2,865
Income tax provision	942	1,910	2,434	4,907
Interest expense	13,018	14,084	39,305	42,080
(Gain) loss on derivative instruments	(1,978)	883	(12,091)	(1,336)
Other (income) expense	(172)	(517)	(108)	261

Operating income	10,072	7,214	18,779	41,753
Add: Depreciation and amortization	14,694	15,054	44,298	43,992

Operating EBITDA	€24,766	€22,268	€63,077	€85,745

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Restricted Group(1)
Net loss	€(2,299)	€(9,957)	€(15,263)	€(12,842)
Income tax provision	1,087	1,192	2,714	3,305
Interest expense	6,193	6,010	17,939	17,754
(Gain) loss on derivative instruments	1,060	(353)	1,827	(1,972)
Other (income) expense	(1,791)	(1,665)	(4,946)	(3,405)

Operating income (loss)	4,250	(4,773)	2,271	2,840
Add: Depreciation and amortization	8,192	8,385	24,770	23,958

Operating EBITDA	€12,442	€3,612	€27,041	€26,798

(1)	For the Restricted Group, net income (loss) attributable to common shareholders and net income (loss) are the same.

# # #

(12)